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                                                               EXECUTION VERSION

                       NINTH AMENDMENT TO CREDIT AGREEMENT

                  THIS NINTH AMENDMENT TO CREDIT AGREEMENT is dated as of April 26, 2000 ("this Amendment"), by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (each individually, a "Bank," and collectively, the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

                  A. The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of July 23, 1996, as amended by a First Amendment dated as of October 11, 1996, a Second Amendment dated as of September 26, 1997, a Third Amendment dated as of March 20, 1998, a Fourth Amendment dated as of July 23, 1998, a Fifth Amendment dated as of September 28, 1998, a Sixth Amendment dated as of October 21, 1998, a Seventh Amendment dated as of May 31, 1999 and an Eighth Amendment dated January 25, 2000 (as so amended, the "Credit Agreement").

                  B. The parties hereto desire to amend the Credit Agreement in certain respects and to waive certain Events of Default.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein, but which are defined in the Credit Agreement, shall have the meanings ascribed to such terms in the Credit Agreement unless the context otherwise requires.

                  Section 2. AMENDMENTS TO CREDIT AGREEMENT. Subject to Section 5 hereof, the Credit Agreement is hereby amended as follows:

         (a) AMENDED DEFINITION. Section 1.1 of the Credit Agreement is amended by deleting the definition of "Applicable Margin" as it appears therein and substituting in lieu thereof the following definition in the appropriate alphabetical order:

                  "APPLICABLE MARGIN": With respect to:

                  (a)      Reference Rate Advances - - 2.00%

                  (b)      CD Rate Advances - - 3.50%

                  (c) Eurodollar Rate Advances - - 3.50%.


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         (b) DEFAULT INTEREST. Section 2.5(d) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  2.5(d) Upon the occurrence of any Event of Default, and, solely with respect to any Event of Default arising due to a violation of Sections 6.10(k)(ii), 6.10(n), 6.16, 6.17, 6.18, 6.19 or 6.23, the
         passage of 30 days following such occurrence, each Advance shall, at the option of the Majority Banks, bear interest until paid in full (i) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin for Reference Rate Advances, plus (C) 2.0%. The Agent shall furnish the Borrower with prompt written notice of the exercise of the option under the foregoing sentence.

         (c) UNUSED REVOLVING COMMITMENT FEES. Section 2.13 of the Credit Agreement is amended by deleting the clause "one-fourth of one percent (0.25%)" and inserting in lieu thereof the clause "one-half of one percent (0.50%)."

         (d) FINANCIAL STATEMENTS AND REPORTS. Section 5.1(k) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  5.1(k) As soon as available and in any event within 45 days after the end of each calendar month (commencing with the calendar month ended February 29, 2000), a consolidated profit and loss statement for the Borrower and the Subsidiaries for such month and for the year to date, accompanied by a certificate signed by the chief financial officer of the Borrower stating that the same has been prepared in accordance with GAAP.

                  5.1(l) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Bank may reasonably request.

         (e) AFFIRMATIVE COVENANT. The following new Sections 5.12 and 5.13 of the Credit Agreement is added immediately following Section 5.11 thereof:

                  Section 5.12 SUBORDINATION AGREEMENTS. At the request of the Agent, the Borrower shall undertake reasonable efforts to obtain the execution by Fleet Business Credit Corporation, Sanwa Business Credit Corporation or Sanwa Bank Canada (each, an "Initial Lease Discounter"), as applicable, of one or more subordination agreements in form and substance acceptable to the applicable Initial Lease Discounter and the Majority Banks whereby, among other things, the applicable Initial Lease Discounter shall consent to the grant to the Agent for the benefit of the Banks of a security interest in the collateral claimed by the applicable Initial Lease Discounter in its financing statements of record with respect to NFS, Norstan Communications, Inc. and Norstan Canada, Ltd., provided that the applicable Initial Lease Discounter shall have a senior security interest in such collateral and the Agent shall have a junior security interest in such collateral.


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                  Section 5.13 COLLATERAL ASSIGNMENTS OF INTELLECTUAL PROPERTY.
         Within three Business Days after the effective date of the Ninth Amendment to this Agreement, the Borrower shall furnish to the Agent a list, in a form reasonably acceptable to the Agent, of all patents, trademarks and copyrights owned by the Borrower or any Subsidiary and recorded with the U.S. Office of Patents and Trademarks or U.S. Office of Copyrights, as applicable. Within 5 Business Days of any request by the Agent, the Borrower will, or will cause any applicable Subsidiary to execute and deliver to the Agent collateral assignment documents in a form reasonably prescribed by the Agent, covering the security interest granted to the Agent in the applicable Security Agreement in the patents, trademarks and copyrights referred to in preceding sentence clause and recordable with the U.S. Office of Patents and Trademarks or U.S. Office of Copyrights, as applicable.

                  Section 5.14 CANADIAN PERFECTION. Within 5 Business Days of any request by the Agent, the Borrower will cause Norstan Canada, Ltd. to execute and deliver to the Agent such documents reasonably prescribed by the Agent to perfect the Agent's security interest granted in the Security Agreement of Norstan Canada, Ltd. with respect to the personal property of Norstan Canada, Ltd. located or deemed located in Canada. The provisions of Sections 5.12, 5.13 and 5.14 shall supplement, but shall not limit, the provisions of any other further assurances clause set forth in any Loan Document.

         (f) PROCEEDS OF LEASE DISCOUNTING BY NORSTAN CANADA. Section 6.2(e) of the Credit Agreement is amended by deleting the clause "and" immediately prior to clause (ii) thereof, deleting the period at the end of such section and substituting in lieu thereof the following:

         , and (iii) the entire proceeds of any such permanent financing consummated after the effectiveness of the Ninth Amendment to this Agreement are applied to pay outstanding Revolving Loans under this Agreement.

         (g) CONDITIONAL PARTIAL RELEASE OF SECURITY INTERESTS. The following new paragraph is added immediately following Section 6.2(e) of the Credit
Agreement:

                  Upon the consummation of any transaction of the type specified in Sections 6.2(c) and (d) between NFS or Norstan Canada (as applicable) and a financial institution (other than the Initial Lease Discounters), the Agent will execute and deliver to such financial institution UCC-3 financing statements in form and substance reasonably acceptable to such financial institution to partially release its security interest in the property subject to such transaction, PROVIDED that the Agent shall have no obligation to deliver any such release if, on or prior to such consummation, the Agent and such financial institution enter into an agreement of the type specified in Section
         5.12 with respect to such property. The Borrower will furnish to the Agent not less than 10 days' written notice prior to the consummation of any transaction specified in Sections 6.2(c) and 6.2(d) (other than any such transaction with the Initial Lease Discounters or


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         any other financial institution which has been previously requested to execute a subordination agreement in the manner set forth in the foregoing sentence).

         (h) PERMITTED ACQUISITIONS. Section 6.10(l) of the Credit Agreement is amended to provide as follows:

         Section 6.10(l)  [Reserved]

         (i) PAYMENTS UPON INTERCOMPANY INDEBTEDNESS. The following new Section
6.25 of the Credit Agreement is added immediately following Section 6.24 thereof:

                  Section 6.24 PAYMENTS ON INTERCOMPANY INDEBTEDNESS. Notwithstanding anything to the contrary in this Agreement, from and after the effectiveness of the Ninth Amendment to this Agreement, the Borrower shall not make any payment upon any Indebtedness of the Borrower to NFS, except for payments made with respect to customer contract settlements in the ordinary course of business.

         (j) EVENTS OF DEFAULT. Section 7.1(c) of the Credit Agreement is amended by deleting the clause "Sections 5.2 or 5.3" as it appears therein and substituting in lieu thereof the clause "Sections 5.2, 5.3, and 5.13".

         (k) EXHIBIT 1.1A. Exhibit 1.1A to the Credit Agreement is deleted and Exhibit A of this Amendment is inserted in its place.

                  Section 3. EVENTS OF DEFAULT AND TEMPORARY FORBEARANCE. The Borrower has informed the Banks as follows:

                  (a) that it was not in compliance with its covenant under
         Section 6.10(k)(ii) of the Credit Agreement as of January 29, 2000, in that the aggregate outstanding principal of loans and advances as of such date from Norstan Communications, Inc. to Connaissance was in excess of $4,000,000;

                  (b) that it was not in compliance with its covenant under
         Section 6.10(n) of the Credit Agreement as of January 29, 2000, in that the aggregate outstanding principal of loans to its officers and employees as of such date exceeded $500,000;

                  (c) that it was not in compliance with its covenant under
         Section 6.16 of the Credit Agreement for the period ended January 29, 2000, in that its actual EBITDA for the period of four consecutive fiscal quarters ended on that date was less than $35,000,000;

                  (d) that it was not in compliance with its covenant under
         Section 6.17 of the Credit Agreement for the period ended January 29, 2000, in that the Covenant Cash Flow Leverage Ratio as of that date was more than 3.00 to 1.00;


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                  (e) that it was not in compliance with its covenant under
         Section 6.18 of the Credit Agreement for the period ended January 29, 2000, in that the Adjusted Leverage Ratio as of that date was more than 3.0;

                  (f) that it was not in compliance with its covenant under
         Section 6.19 of the Credit Agreement for the period ended January 29, 2000, in that the Interest Coverage Ratio as of that date was less than
         6.0 to 1.0; and,

                  (g) that it would not be in compliance with its covenant under
         Section 6.23 of the Credit Agreement for the fiscal year ending April 30, 2000 in that certain Subsidiary would incur net losses in excess of $1,000,000 for such fiscal year.

Each such instance of noncompliance constitutes a Default or Event of Default under the Credit Agreement (collectively, the "Existing Defaults"). Upon the satisfaction of the conditions set forth in Section 5 below, each Bank and the Agent shall, until the Forbearance Termination Date (defined below), forbear from exercising its remedies under the Loan Documents arising from the Existing Defaults. For purposes of this letter, the "Forbearance Termination Date" shall mean the earlier to occur of May 12, 2000 or the date on which any additional Event of Default occurs. The Banks' and the Agent's agreement to forbear is limited to the express terms thereof, and nothing herein shall be deemed a waiver or forbearance by the Banks or the Agent of any other term, condition, representation or covenant applicable to the Borrower or any Guarantor under the Loan Documents (including but not limited to any future occurrence similar to the Existing Defaults). The forbearance by the Banks and the Agent set forth herein shall not constitute a waiver or forbearance by the Banks or the Agent of any other Default or Event of Default, if any, under any Loan Document, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

                  Section 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Banks and the Agent to execute and deliver this Amendment (which representations and warranties shall survive the execution and delivery of this Amendment), the Borrower represents and warrants to the Agent and the Banks that:

                  (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy,


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         insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Borrower of the Amendment (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which any of its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c);

                  (d) as of the date hereof, no Default or Event of Default has occurred which either (a) is continuing or (b) pursuant to which the Agent and the Banks have not agreed to temporarily forbear from exercising their remedies as set forth in Section 3 of this Amendment; and

                  (e) all the representations and warranties contained in
         Article IV of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof.

                  Section 5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall not become effective until, and shall become effective as of May 1, 2000 when, each and every one of the following conditions shall have been satisfied:

                  (a) The Agent shall have received executed counterparts of this Amendment, duly executed by the Borrower and each of the Banks.

                  (b) The Agent shall have received from the Guarantors a Consent and Agreement of Guarantors in the form of Exhibit B hereto (the "Guarantor Agreements") duly completed and executed by each Guarantor.

                  (c) The Agent shall have received an Amended and Restated Security Agreement for Norstan Communications, Inc. and a UCC-3 financing statement recordable with the Secretary of State of Minnesota covering the collateral description set forth therein, each duly executed by such entity.

                  (d) The Agent shall have received Security Agreements granting to the Agent for the benefit of the Banks, a security interest in substantially all of the personal property of NFS and Norstan Canada (except, unless such entities shall have consented to such grant, personal property covered by any financing statements existing on the date hereof and naming Sanwa Business Credit Corporation, Sanwa Bank Canada or Fleet Business Credit Corporation as


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         secured party), duly executed by NFS and Norstan Canada Ltd., together with proper financing statements (Form UCC-1) executed and suitable for filing under the Uniform Commercial Code and recordable with the Minnesota Secretary of State.

                  (e) The Agent shall have received UCC financing statements in form and substance acceptable to the Agent executed by the Borrower and the Guarantors (other than NFS and Norstan Canada, Ltd.) covering the collateral granted to the Agent by such entity in its Security Agreement and recordable in each jurisdiction (other than Minnesota) in which such entity maintains a material amount of inventory or equipment.

                  (f) The Agent shall have received the favorable opinion of counsel, which opinion shall be in form and substance satisfactory to the Agent.

Upon receipt of all of the foregoing, the Agent shall notify the Borrower and the Banks that this Amendment has become effective (but the failure of the Agent to give such notice shall not affect the validity of this Amendment or prevent it from becoming effective), whereupon this Amendment shall become effective as of May 1, 2000. Without limiting the generality of the forgoing, upon the effectiveness of this Amendment, the modifications to the "Applicable Margin" effected by the amendments contained in Section 2(a) of this Amendment shall be applicable to all Advances outstanding on May 1, 2000 and to all Advances made on or after May 1, 2000.

                  Section 6. AFFIRMATION; REAFFIRMATION. Each party hereto affirms and acknowledges that (a) the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms and (b) all references to the "Credit Agreement" or any similar term contained in any other Loan Document shall be deemed to be references to the Credit Agreement as amended hereby. The Borrower hereby confirms, ratifies, approves and reaffirms each of the Loan Documents and agrees that each of the Loan Documents, as amended hereby, remains in full force and effect.


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                  Section 7.  GENERAL.

                  (a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Agent harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.
                  (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

                  (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

                  (e) This Amendment shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the day and year first above written.

                                                 NORSTAN, INC.

                                                 By      /s/ Robert J. Vold
                                                   -----------------------------
                                                   Its      Treasurer
                                                      --------------------------


                                                 U.S. BANK NATIONAL ASSOCIATION,
                                                          as a Bank and as Agent

                                                 By       /s/ David Shapiro
                                                   -----------------------------
                                                   Its      Vice President
                                                      --------------------------

                                                 HARRIS TRUST AND SAVINGS BANK

                                                 By       /s/ Andrew K. Peterson
                                                   -----------------------------
                                                   Its    Managing Director
                                                      --------------------------


                                                 M&I MARSHALL & ILSLEY BANK

                                                 By      /s/  John W. Howard
                                                   -----------------------------
                                                   Its   Vice President
                                                      --------------------------

                                                 By      /s/  Robert A. Nielsen
                                                   -----------------------------
                                                   Its   Vice President
                                                      --------------------------



                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION

                                                 By         /s/ R.E. Trembley
                                                   -----------------------------
                                                   Its     Vice President
                                                      --------------------------